Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Tortoise Power and Energy Infrastructure Fund, Inc. Provides Section 19(a) Notice

FOR IMMEDIATE RELEASE

LEAWOOD, KS – June 30, 2021 – This notice provides stockholders of Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ) with information regarding the distribution paid on June 30, 2021 and cumulative distributions paid fiscal year-to-date.

The following table sets forth the estimated amounts of the current distribution, payable June 30, 2021 and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Tortoise Power and Energy Infrastructure Fund, Inc.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0215	43%	0.1355	39%
Net Realized Short-Term Capital Gains	0.0000	0%	0.2145	61%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0285	57%	0.0000	0%
Total (per common share)	0.0500	100%	0.3500	100%

Average annual total return (in relation to NAV) for the 5 years ending on 5/31/2021				1.27%
Annualized current distribution rate expressed as a percentage of NAV as of 5/31/2021				3.82%

Cumulative total return (in relation to NAV) for the fiscal year through 5/31/2021				23.68%
Cumulative fiscal year distributions as a percentage of NAV as of 5/31/2021				2.23%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policies.

TPZ estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TPZ is paid back to you. A return of capital distribution does not necessarily reflect TPZ's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Tortoise Capital Advisors is the Adviser to the Tortoise Power and Energy Infrastructure Fund, Inc.

For additional information on these funds, please visit cef.tortoiseecofin.com.

About Tortoise
Tortoise focuses on energy & power infrastructure and the transition to cleaner energy. Tortoise’s solid track record of energy value chain investment experience and research dates back more than 20 years. As one of the earliest investors in midstream energy, Tortoise believes it is well-positioned to be at the forefront of the global energy evolution that is underway. With a steady wins approach and a long-term perspective, Tortoise strives to make a positive impact on clients and communities. To learn more, please visit www.TortoiseEcofin.com.

5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the funds and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the fund’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the funds and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Contact Information
For more information contact Maggie Zastrow at (913) 981-1020 or info@tortoiseecofin.com

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5100 W. 115th Place, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise
Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	July 2021

Distribution Amount per Share	$0.05

The following table sets forth the estimated amounts of the current distribution, payable July 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0217	43%	0.1584	40%
Net Realized Short-Term Capital Gains	0.0007	1%	0.2416	60%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0276	56%	0.5915	0%
Total (per common share)	0.0500	100%	0.4000	100%

Average annual total return (in relation to NAV) for the 5 years ending on 6/30/2021				0.89%
Annualized current distribution rate expressed as a percentage of NAV as of 6/30/2021				3.74%

Cumulative total return (in relation to NAV) for the fiscal year through 6/30/2021				26.89%
Cumulative fiscal year distributions as a percentage of NAV as of 6/30/2021				2.49%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

6363 College Boulevard, Overland Park, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise
Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	August 2021

Distribution Amount per Share	$0.06

The following table sets forth the estimated amounts of the current distribution, payable August 31, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0225	38%	0.1759	38%
Net Realized Short-Term Capital Gains	0.0018	2%	0.2841	62%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.0357	60%	0.0000	0%
Total (per common share)	0.0600	100%	0.4600	100%

Average annual total return (in relation to NAV) for the 5 years ending on 7/31/2021				0.16%
Annualized current distribution rate expressed as a percentage of NAV as of 7/31/2021				4.62%

Cumulative total return (in relation to NAV) for the fiscal year through 7/31/2021				23.74%
Cumulative fiscal year distributions as a percentage of NAV as of 7/31/2021				2.95%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

TPZ estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TPZ is paid back to you. A return of capital distribution does not necessarily reflect TPZ's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

6363 College Boulevard, Suite 100A, Overland Park, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise
Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	September 2021

Distribution Amount per Share	$0.06

The following table sets forth the estimated amounts of the current distribution, payable September 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0221	37%	0.1975	38%
Net Realized Short-Term Capital Gains	0.0000	0%	0.2530	49%
Net Realized Long-Term Capital Gains	0.0067	11%	0.0067	1%
Return of Capital	0.0312	52%	0.0628	12%
Total (per common share)	0.0600	100%	0.5200	100%

Average annual total return (in relation to NAV) for the 5 years ending on 8/31/2021				-0.58%
Annualized current distribution rate expressed as a percentage of NAV as of 8/31/2021				4.68%

Cumulative total return (in relation to NAV) for the fiscal year through 8/31/2021				22.63%
Cumulative fiscal year distributions as a percentage of NAV as of 8/31/2021				3.38%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

TPZ estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TPZ is paid back to you. A return of capital distribution does not necessarily reflect TPZ's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

6363 College Boulevard, Suite 100A, Overland Park, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise
Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	October 2021

Distribution Amount per Share	$0.06

The following table sets forth the estimated amounts of the current distribution, payable October 29, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0220	37%	0.2205	38%
Net Realized Short-Term Capital Gains	0.0000	0%	0.2622	45%
Net Realized Long-Term Capital Gains	0.0067	11%	0.0134	2%
Return of Capital	0.0313	52%	0.0839	15%
Total (per common share)	0.0600	100%	0.5800	100%

Average annual total return (in relation to NAV) for the 5 years ending on 9/30/2021				-1.10%
Annualized current distribution rate expressed as a percentage of NAV as of 9/30/2021				4.64%

Cumulative total return (in relation to NAV) for the fiscal year through 9/30/2021				24.39%
Cumulative fiscal year distributions as a percentage of NAV as of 9/30/2021				3.73%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

TPZ estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TPZ is paid back to you. A return of capital distribution does not necessarily reflect TPZ's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

6363 College Boulevard, Suite 100A, Overland Park, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise
Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	November 2021

Distribution Amount per Share	$0.06

The following table sets forth the estimated amounts of the current distribution, payable November 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized shortterm capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0177	30%	0.2307	36%
Net Realized Short-Term Capital Gains	0.0066	11%	0.3311	52%
Net Realized Long-Term Capital Gains	0.0156	26%	0.0467	7%
Return of Capital	0.0201	34%	0.0315	6%
Total (per common share)	0.0600	100%	0.6400	100%

Average annual total return (in relation to NAV) for the 5 years ending on 10/29/2021				0.01%
Annualized current distribution rate expressed as a percentage of NAV as of 10/29/2021				4.52%

Cumulative total return (in relation to NAV) for the fiscal year through 10/29/2021				28.16%
Cumulative fiscal year distributions as a percentage of NAV as of 10/29/2021				4.02%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

TPZ estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TPZ is paid back to you. A return of capital distribution does not necessarily reflect TPZ's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at cef.tortoiseecofin.com or call (866) 362-9331.

6363 College Boulevard, Suite 100A, Overland Park, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com